Exhibit 4

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of December 14, 2012, among WPP FINANCE (UK), a private unlimited liability company organized and existing under the laws of England and Wales (herein called the “Issuer”), having its principal office at 27 Farm Street, London W1J 5RJ, WPP PLC, a public company limited by shares incorporated under the Companies (Jersey) Law 1991 (the “Retiring Parent Guarantor”), WPP AIR 1 LIMITED, a company limited by shares incorporated in Ireland (the “Retiring Subsidiary Guarantor,” and together with the Retiring Parent Guarantor, the “Retiring Guarantors”), WPP 2008 LIMITED, a private limited company organized and existing under the laws of England and Wales (“WPP 2008”), WPP 2005 LIMITED, a private limited company organized and existing under the laws of England and Wales (together with the Retiring Subsidiary Guarantor and WPP 2008, the “Subsidiary Guarantors”), WPP 2012 PLC, a public company limited by shares incorporated under the Companies (Jersey) Law 1991 (the “New Parent Guarantor”), WPP JUBILEE LIMITED, a private limited company organized and existing under the laws of England and Wales (“New UK Holdco”) and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Retiring Parent Guarantor, the Subsidiary Guarantors and the Trustee executed and delivered an indenture, dated as of June 10, 2009 (as supplemented and amended, the “Indenture”), to provide for the issuance by the Issuer and the guarantees by the Subsidiary Guarantors (the “Guarantees”) of debt securities to be issued in one or more series (the “Securities”);

WHEREAS, as of June 10, 2009, the Issuer, the Retiring Parent Guarantor, the Subsidiary Guarantors and the Trustee executed and delivered a First Supplemental Indenture to create a series of Securities to be issuable under the Indenture and to be known as the Issuer’s “8.00% Senior Notes due 2014”;

WHEREAS, the Retiring Parent Guarantor and certain of its subsidiaries plan to enter into a reorganization transaction under which (i) pursuant to a Scheme of Arrangement (under Article 125 of the Companies (Jersey) Law 1991), dated as of November 13, 2012, between the Retiring Parent Guarantor and the holders of the Retiring Parent Guarantor’s ordinary shares by which the Retiring Parent Guarantor will agree to be bound (the “Scheme”) on the date, if any, on which the Scheme becomes Effective (the “Scheme Effective Date”), (a) all outstanding ordinary shares of the Retiring Parent Guarantor will be cancelled and extinguished, (b) new shares of the Retiring Parent Guarantor having an aggregate nominal amount equal to the cancelled and extinguished ordinary shares will be allotted and issued to the New Parent Guarantor (and as a result the Retiring Parent Guarantor will become a wholly-owned subsidiary of the New Parent Guarantor), and (c) in consideration for the cancellation of the Retiring Parent Guarantor’s ordinary shares and the issuance of the Retiring Parent Guarantor’s ordinary shares to the New Parent Guarantor, the New Parent Guarantor will allot and issue to holders of the Retiring Parent Guarantor’s ordinary shares one ordinary share of the New Parent Guarantor for each of the Retiring Parent Guarantor’s ordinary shares cancelled under the Scheme and (ii) assuming that the Scheme becomes effective, immediately after the Scheme Effective Date pursuant to a group reorganization each of the Retiring Guarantors will convey to the New Parent Guarantor assets that constitute “substantially all of its properties and assets” and following which conveyances each of the Retiring Guarantors will have no or de minimis assets (such conveyances, collectively, the “Asset Conveyance” and the time of completion of such conveyance, the “Asset Conveyance Time”);

WHEREAS, pursuant to Article One of this Second Supplemental Indenture, the New Parent Guarantor will assume all of the Retiring Guarantors’ obligations on their respective Guarantees and the performance or observance of every covenant of the Indenture to be performed or observed;

WHEREAS, as of the Scheme Effective Date, New UK Holdco will become a guarantor of certain Eurobonds and Sterling Bonds and, accordingly, pursuant to Section 1008 of the Indenture New UK Holdco will be required to become a Guarantor under the Indenture;

WHEREAS, pursuant to the definition of “Parent Guarantor” in the Indenture, any Person who owns, directly or indirectly, more than 50% of the common equity of the Issuer and all of the other Subsidiary Guarantors and which is a guarantor of the Securities shall succeed the Retiring Parent Guarantor as Parent Guarantor;

WHEREAS, pursuant to Sections 901(1) and 901(12) of the Indenture, the Issuer, the Retiring Parent Guarantor, the Subsidiary Guarantors and the Trustee may, without the consent of the Holders, enter into this Second Supplemental Indenture; and

WHEREAS, all other acts necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument, and all of the conditions and requirements set forth in the Indenture, have been performed and fulfilled and the execution and delivery of this Second Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, the parties have executed and delivered this Second Supplemental Indenture, and each of the Issuer, the Subsidiary Guarantors, the New Parent Guarantor, New UK Holdco and the Trustee hereby agrees for the other parties’ benefit, and for the equal ratable benefit of the Holders, as follows:

ARTICLE ONE

GUARANTEE BY NEW PARENT GUARANTOR AND NEW UK HOLDCO

Section 1.01 GUARANTEE BY NEW PARENT GUARANTOR. The New Parent Guarantor hereby agrees that as of the Scheme Effective Date it expressly, and without any further action being necessary, assumes all of the Retiring Guarantors’ obligations under their respective Guarantees and hereby agrees that it shall be a Guarantor under the Indenture in accordance with Section 1301 thereof as if originally named a Guarantor under the Indenture. The New Parent Guarantor agrees that it shall give prompt notice in writing to the Trustee as to the effectiveness of the Scheme and the occurrence of the Scheme Effective Date. However, if the Scheme has become effective and the Scheme Effective Date has occurred, the failure of the New Parent Guarantor to so notify the Trustee shall not affect the validity or effectiveness of the New Parent Guarantor’s guarantee of the Securities. Notwithstanding the foregoing, if at any time the Parent Guarantor notifies the Trustee that the Scheme has not, or will not, become effective, the guarantee of the Securities by the New Parent Guarantor and the other provisions of this Supplemental Indenture shall have no effect and the Guarantees of the Retiring Guarantors shall remain unaffected.

Section 1.02 GUARANTEE BY NEW UK HOLDCO. New UK Holdco hereby agrees that as of the Scheme Effective Date it expressly, and without any further action being necessary, hereby agrees that it shall be a Guarantor under the Indenture in accordance with Section 1301 thereof as if originally named a Guarantor under the Indenture.

ARTICLE TWO

SUCCESSION AS PARENT GUARANTOR

Section 2.01 SUCCESSION AS PARENT GUARANTOR. As of the Scheme Effective Date, the New Parent Guarantor shall succeed the Retiring Parent Guarantor as Parent Guarantor in accordance with the terms of the Indenture.

ARTICLE THREE

MISCELLANEOUS

Section 3.01 CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 3.02 RELATION TO INDENTURE. This Second Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read together. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes shall be bound hereby and thereby.

Section 3.03 CONFIRMATION. The Indenture as amended and supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

Section 3.04 COUNTERPARTS. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 3.05 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.06 TRUSTEE NOT RESPONSIBLE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the adequacy, validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, the Subsidiary Guarantors and the New Parent Guarantor.

Section 3.07 GOVERNING LAW. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

ISSUER:

WPP FINANCE (UK) acting by Paul Delaney, a director

/s/ Paul Delaney
Director

In the presence of:

/s/ Helen Barraclough
Witness’s signature
Name: Helen Barraclough
Occupation: Solicitor
Address: 36-38 Berger House London W1J 5AE

RETIRING PARENT GUARANTOR:

WPP PLC

By:	/s/ Paul Delaney
Name:	Paul Delaney
Title:	Authorised Signatory

NEW PARENT GUARANTOR:

WPP 2012 PLC

By:	/s/ Paul Delaney
Name:	Paul Delaney
Title:	Authorised Signatory

NEW UK HOLDCO:

WPP JUBILEE LIMITED

By:	/s/ Paul Delaney
Name:	Paul Delaney
Title:	Director

RETIRING SUBSIDIARY GUARANTOR:

SIGNED AND DELIVERED, as a Deed for and on behalf of
WPP AIR 1 LIMITED, as Subsidiary Guarantor by its lawfully appointed attorney

/s/ Paul Delaney
Paul Delaney

/s/ Helen Barraclough
Signature of Witness

Helen Barraclough
Solicitor
Occupation of Witness

36-38 Berger House London W1J 5AE
Address of Witness

SUBSIDIARY GUARANTOR:

WPP 2008 LIMITED acting by Paul Delaney, a director

/s/ Paul Delaney
Director

In the presence of:

/s/ Helen Barraclough
Witness’s signature
Name: Helen Barraclough
Occupation: Solicitor
Address: 36-38 Berger House London W1J 5AE

SUBSIDIARY GUARANTOR:

WPP 2005 LIMITED acting by Paul Delaney, a director

/s/ Paul Delaney
Director

In the presence of:

/s/ Helen Barraclough
Witness’s signature
Name: Helen Barraclough
Occupation: Solicitor
Address: 36-38 Berger House London W1J 5AE

TRUSTEE:

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Michael G. Oller, Jr.
Name:	Michael G. Oller, Jr.
Title:	Assistant Vice President